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                                                                     EXHIBIT 5.1


                                October 25, 2000


                                                                 (202) 639-7032

Board of Directors
Advanced Switching Communications, Inc.
8330 Boone Boulevard
Vienna, VA 22182

                         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

                  We are acting as special counsel to Advanced Switching Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8, of 10,159,000 shares of the Company's common stock, par value $0.0025 per share ("Common Stock"), issuable to employees, officers, consultants, advisors and non-employee directors of the Company either (i) in connection with the grant of restricted stock or performance awards or (ii) the exercise of options or stock appreciation rights which have been or may be granted to them under the Advanced Switching Communications, Inc. 1998 Nonqualified Stock Option Plan (the "1998 Plan"), Advanced Switching Communications, Inc. Second 1998 Nonqualified Stock Option Plan, as amended (the "Second 1998 Plan"), Advanced Switching Communications, Inc. 1999 Nonqualified Stock Option Plan, as amended (the "1999 Plan"), and the 2000 Stock Option Plan (the "2000 Plan") (collectively, the "Plans").

                  This opinion is delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumption or items relied upon.

                  In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, (iii) examined such certificates of public officials, officers or other representatives of the Company, and other



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Board of Directors
Advanced Switching Communications, Inc.
October 25, 2000
Page 2



persons, and such other documents, and (iv) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

                  In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures on original or certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, and other persons and assume compliance on the part of all parties to the Plans with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to the representations of the Company in connection with the Plans.

                  Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plans and any agreement applicable to such Shares, will be validly issued, fully paid and non-assessable.

                  The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

                  The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit 0to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving


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Board of Directors
Advanced Switching Communications, Inc.
October 25, 2000
Page 3



this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                    By:           /s/ ANDREW P. VARNEY
                                        -------------------------------------
                                                     Andrew P. Varney